EXHIBIT 99.3

Independent Auditors’ Report

To the Stockholders of

Sensor Technologies Incorporated

We have audited the accompanying balance sheets of Sensor Technologies Inc (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sensor Technologies Inc as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ Amper, Politziner & Mattia, LLP

Wall, NJ May 20, 2009

Sensor Technologies Incorporated

Balance Sheets

December 31,

	2008	2007
Assets
Current Assets
Cash and cash equivalents	$6,125,851	$438,444
Accounts receivable (including unbilled revenue), net of accrued credits	44,441,228	35,886,200
Prepaid expenses and other current assets	118,588	8,668

Total Current Assets	50,685,667	36,333,312

Property and equipment, net of accumulated depreciation	302,980	160,842
Other non-current assets	45,906	45,906

Total Assets	$51,034,553	$36,540,060

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$36,689,357	$31,355,699
Declared distributions	3,500,000	—
Accrued wages	343,395	298,962
Payroll and sales taxes payable	27,472	39,091
Other current liabilities	1,554,993	479,206

Total Current Liabilities	42,115,217	32,172,958

Stockholders’ Equity
Common stock, no par value, 10,000 shares authorized, 9,000 shares issued and outstanding	135,191	135,191
Retained earnings	8,784,145	4,231,911

Total Stockholders’ Equity	8,919,336	4,367,102

Total Liabilities and Stockholders’ Equity	$51,034,553	$36,540,060

See accompanying notes to financial statements

Sensor Technologies Incorporated

Statements of Operations and Retained Earnings

For the Years Ended December 31,

	2008	2007
Revenues	$181,033,373	$131,095,913
Cost of services	168,629,042	126,171,622
General and administrative expenses	2,020,320	1,242,640

Operating Income	10,384,011	3,681,651

Interest income	171,285	250,257
Interest expense	(825)	(18,417)
Other expense	(2,237)	(4,089)

Net Income	$10,552,234	$3,909,402

Retained earnings—beginning	4,231,911	2,572,509

Shareholder distributions	(6,000,000)	(2,250,000)

Retained earnings—ending	$8,784,145	$4,231,911

See accompanying notes to financial statements

Sensor Technologies Incorporated

Statements of Cash Flows

For the Years Ended December 31,

	2008	2007
Cash flows from operating activities
Net income	$10,552,234	$3,909,402

Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation	87,195	57,128
Increase in
Accounts receivable	(8,555,028)	(32,185,245)
Prepaid expenses	(109,920)	(8,668)
Other non-current assets	—	(45,906)
Increase (decrease) in
Accounts payable	5,333,658	29,641,087
Accrued wages	44,433	118,644
Payroll and sales tax payable	(11,619)	24,046
Other current liabilities	1,075,787	457,567

Total adjustments	(2,135,494)	(1,941,347)

Net cash and cash equivalents provided by operating activities	8,416,740	1,968,055

Cash flows from investing activities
Payments for purchases of property and equipment	(229,333)	(95,116)

Net cash and cash equivalents used in investing activities	(229,333)	(95,116)

Cash flows from financing activities
Distributions to stockholders	(2,500,000)	(2,250,000)

Net cash and cash equivalents used in financing activities	(2,500,000)	(2,250,000)

Net change in cash and cash equivalents	5,687,407	(377,061)

Cash and cash equivalents—beginning	438,444	815,505

Cash and cash equivalents—ending	$6,125,851	$438,444

Supplemental disclosure of cash paid
Interest	$825	$18,417

Schedule of noncash activities:
Declared distribution	$3,500,000	$—

See accompanying notes to financial statements

Sensor Technologies Incorporated

Notes to Financial Statements

December 31, 2008

1.	Nature of Operations and Summary of Significant Accounting Policies

Business Description

Sensor Technologies Incorporated (the “Company”), is a New Jersey corporation engaged in providing leading-edge mission critical solutions to the United States Government or its prime contractors. The Company’s principal location is Red Bank, New Jersey.

Government Contracts

A majority of the Company’s activities are funded directly or indirectly by departments and agencies of the U.S. Federal Government. Such contracts are subject to termination at the convenience of the government and costs incurred under these contracts are subject to audit by a number of Federal agencies. Contract costs billed prior to January 1, 2006 have been audited by the government and finalized without material adjustments. It is management’s opinion that the audits for subsequent years will not result in significant adjustments to the financial position or operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company extends credit to its customers, (primarily government agencies) based upon credit evaluations, in the normal course of business, primarily on 60-day terms. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding receivables. Management has determined that no allowance for doubtful accounts is necessary as of December 31, 2008 and 2007. The Company does not require collateral from its customers. A significant variance from the provisional rate to the actual rate for material handling is reflected as “Credit due customers” within the year-end accounts receivable balance. Credits due customers amounted to $318,984 and $610,960 at December 31, 2008 and December 31, 2007, respectively.

Unbilled Revenue

Unbilled receivables represent the balance of recoverable costs and accrued profit, comprised principally of revenue recognized on contracts for which billings have not been presented to the customer. The amounts are generally billable and collectible within one year.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. Accounts receivable consist of amounts due from the Federal Government on contracts which are subject to minimal credit risk.

Revenue Recognition

Revenue on fixed price contracts is recognized upon meeting agreed upon milestones based on progress of the contracts. Revenue on time-and-materials contracts is recognized when the subcontractor invoices to the extent of billable rates times hours delivered, plus other billable costs. Revenue on cost plus a fixed fee contracts is recognized to the extent of costs incurred plus a fee earned on work performed.

The Company uses subcontractors to perform a substantial amount of the work required under contracts with the government. In these instances, the Company evaluates whether it acts as the principal or agent in determining the appropriate classification of revenue and related costs. Where the Company is considered the primary contractor and has risk associated with a contract, the Company records the gross amount of the contract revenue.

Sales and profit in connection with contracts to provide services to the U.S. Government within the scope of SAB 104 that may be at risk of collection because the contracts are incrementally funded and subject to the availability of funds appropriated are deferred until the contract modification is obtained, indicating that adequate funds are available to the contract or task order.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” in order to establish a single definition of fair value and a framework for measuring fair value in generally accepted accounting principles (GAAP) that is intended to result in increased consistency and comparability in fair value measurements. SFAS No. 157 also expands disclosures about fair value measurements. SFAS No. 157 applies whenever other authoritative literature requires (or permits) certain assets or liabilities to be measured at fair value, but does not expand the use of fair value. SFAS No. 157 was originally effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years with early adoption permitted.

In early 2008, the FASB issued Staff Position (FSP) FAS-157-2, “Effective Date of FASB Statement No. 157,” which delays by one year, the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The delay pertains to items including, but not limited to, non-financial assets and non-financial liabilities initially measured at fair value in a business combination, non-financial assets (such as real estate or donations in kind) recorded at fair value at the time of donation, and long-lived assets measured at fair value for impairment assessment under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The Company adopted the portion of SFAS No. 157 that has not been delayed by FSP FAS-157-2 as of the beginning of its 2008 fiscal year, and plans to adopt the balance of its provisions as of the beginning of its 2009 fiscal year. Items carried at fair value on a recurring basis (to which SFAS No. 157 applies in 2008) consist of marketable securities for which fair values are determined using quoted market prices and are categorized as Level 1 exposures.

The Company is continuing to evaluate the impact the standard will have on the determination of fair value related to non-financial assets and non-financial liabilities in post-2008 years.

The valuation techniques required by SFAS 157 are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.

Level 2	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

	Method	Estimated Useful Life
Equipment	Straight-line	3-5 years
Furniture and fixtures	Straight-line	7 years

Income Taxes

The Company has elected to be taxed as an S-Corporation for Federal and State tax purposes. Under this election, the profits, losses, credits and deductions of the Company are passed through to the individual shareholders. The Company has two shareholders.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2008 and 2007 were approximately $29,000 and $16,500, respectively.

Recent Accounting Pronouncements

The Company has elected to defer the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), as permitted, until fiscal years beginning after December 15, 2008. FIN 48 requires entities to evaluate, measure, recognize and disclose any uncertain income tax positions taken on their respective returns. Management is currently evaluating the impact of FIN 48 on its financial statements. Until it adopts FIN 48, the Company accounts for any uncertain tax positions in accordance with FASB Statement No. 5, Accounting for Contingencies, which is the governing standard for recognition of tax-related contingencies

2.	Accounts Receivable

	2008	2007
Billed receivables	$23,927,776	$15,365,404
Unbilled revenue	20,832,436	21,131,756

	44,760,212	36,497,160
Allowance for credits	(318,984)	(610,960)

Accounts receivable	$44,441,228	$35,886,200

3.	Property and Equipment

	2008	2007
Computer equipment	$370,971	$291,406
Furniture and fixtures	167,906	69,294
Software	142,957	91,801

	681,834	452,501
Accumulated depreciation	(378,854)	(291,659)

Net property and equipment	$302,980	$160,842

Depreciation expense for the years ended December 31, 2008 and 2007 was $87,195 and $57,128, respectively.

4.	Line of Credit

The Company has a line-of-credit with an overall limitation of $7,500,000. Borrowings under the line-of-credit bear interest at the bank’s prime rate and are due on demand. The line-of-credit agreement expires August 31, 2009 and is collateralized by all assets of the Company. Prime Rate loans bear interest at the effective prime rate minus 1%. LIBOR Loans bear interest at the LIBOR rate plus 1.5%. The prime rate at December 31, 2008 was 3.25%. There were no outstanding borrowings under this line of credit as of December 31, 2008 and 2007.

5.	Employee Benefit Plan

The Company maintains a 401(k) retirement plan for the benefit of all eligible employees. The terms of the plan define eligible employees as those employees who have completed at least 6 months of service and are 21 years of age. Employee contributions are discretionary. Under this Plan the Company may contribute a discretionary matching contribution to the Plan.

The Company may also make a discretionary non-matching contribution to the Plan on behalf of all eligible employees. The Company’s contribution to the Plan was $479,031 and $242,964, respectively, for the years ended December 31, 2008 and 2007.

6.	Operating Leases

The Company leases office space under a three-year lease expiring July 2008. Monthly payments under the current lease are $16,500. The Company is required to pay insurance and other costs relating to the leased facility. The lease was renewed under a two-phase office lease described below:

The Company entered into a two-phase office space lease agreement. Phase-I commenced on June 18, 2008 and expires July 31, 2012. Phase II commenced on August 1, 2008 expiring July 31, 2012. Monthly payments under Phase I and II of the lease are $15,302 and $24,668 respectively. The Company will be required to pay insurance and other costs relating to the leased facility.

The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2008. The Company has the option to terminate the lease effective July 31, 2011.

For the Years Ending December 31,
2009	$360,000
2010	479,900
2011	333,600

Total minimum payments required	$1,173,500

Rental expense amounted to approximately $296,000 and $183,000, respectively for the years ended December 31, 2008 and 2007.

7.	Concentrations

Major Customers

The Company had one customer that accounted for approximately 97% and 90% of total contract revenue during the year ended December 31, 2008 and 2007, respectively and 96% and 86% of accounts receivable at December 31, 2008 and 2007, respectively. The revenue derived from the customer is comprised of fifteen separately funded programs with varying periods of performance.

Major Suppliers

The Company had three major suppliers who accounted for approximately 61% of total subcontractor costs during the year ended December 31, 2008. The three suppliers made up approximately 51% of Accounts Payable at December 31, 2008. The Company had two major suppliers who accounted for approximately 60% of total subcontractor costs during the year ended December 31, 2007. The two suppliers made up approximately 49% of Accounts Payable at December 31, 2007.